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HAWTHORNE FINANCIAL CORPORATION                                     NEWS RELEASE



                              For Immediate Release
                        For Further Information, Contact
                                 Norman Morales
              Executive Vice President and Chief Financial Officer
                                 (310) 725-5000



            Hawthorne Financial Corporation Announces Exchange Offer
                         for its 12-1/2% Notes due 2004


         El Segundo, California, February 23, 1998 -- Hawthorne Financial Corporation (NASDAQ:HTHR) announced today the commencement of an offer to exchange its $40 million aggregate principal amount of restricted 12-1/2% Notes due 2004 outstanding for a like amount of its registered 12-1/2% Notes due 2004. The exchange offer is being conducted in accordance with the terms of the initial issuance of the Notes on December 31, 1997, and is being made upon the terms and conditions set forth in a Prospectus and in a related Letter of Transmittal which are being provided to holders of record of the Notes.

         The exchange offer is not conditioned on any amount of Notes being exchanged. The exchange offer is scheduled to expire at 5:00 p.m., Eastern Time, on March 25, 1998, unless extended.


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